Exhibit 99.1

SCANA Corporation Contacts:
Media Contact:	Investor Contacts:
Eric Boomhower	Bryant Potter	Iris Griffin
(803)217-7701	(803) 217-6916	(803) 217-6642

SCANA RECEIVES SUBPOENA FOR DOCUMENTS RELATING TO NUCLEAR PROJECT

Cayce, SC, September 21, 2017… SCANA Corporation (SCANA) (NYSE:SCG), announced today that SCANA and its subsidiaries (the “Company”) have been served with a subpoena issued by the United States Attorney’s Office for the District of South Carolina seeking documents relating to the Company’s new nuclear project at V.C. Summer Nuclear Station.  The subpoena requires the Company to produce a broad range of documents related to the project.  The Company intends to cooperate with the government’s investigation.  No assurance can be given as to the timing or outcome of this matter.

PROFILE

SCANA Corporation, headquartered in Cayce, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. Information about SCANA and its businesses is available on the company’s website at www.scana.com.

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